EX-99.h.10

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                            JNLNY VARIABLE FUND I LLC

         AMENDMENT made as of this 3rd day of May, 2004, by and between JNLNY Variable Fund I LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

         WHEREAS, the Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001;

         WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate Funds ("Fund") of the Variable Fund and the owners of record thereof;

         WHEREAS, the JNL/Mellon Capital Management The DowSM 5 Fund has been merged into the JNL/Mellon Capital Management The Dow SM 10 Fund.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated May 3, 2004, attached hereto.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                     JNLNY VARIABLE FUND I LLC


____________________________                By:_________________________________
                                                 Susan S. Rhee
                                               As Its Vice President, Counsel
                                               and Secretary

ATTEST:                                     JACKSON NATIONAL ASSET
                                            MANAGEMENT, LLC


____________________________                By:_________________________________
                                                 Andrew B. Hopping
                                               As Its President


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                                    EXHIBIT A

                                   MAY 3, 2004


                  JNL/Mellon Capital Management the Dow SM 10 Fund JNL/Mellon Capital Management the S&P(R) 10 Fund JNL/Mellon Capital Management Global 15 Fund
                  JNL/Mellon Capital Management 25 Fund
                  JNL/Mellon Capital Management Select Small-Cap Fund